UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2005

ALLSTATE LIFE INSURANCE COMPANY

(Exact name of Registrant as Specified in Charter)

Illinois	000-31248	36-2554642
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
organization)

3100 Sanders Road
Northbrook, Illinois	60062
(Address of Principal Executive Offices)	Zip

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR     240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.              Entry into Material Definitive Agreements

Surplus Note Purchase Agreement

Pledge and Security Agreement

On August 1, 2005, Allstate Life Insurance Company (“ALIC”) and Kennett Capital, Inc., a corporation organized under the laws of the State of Delaware (“Kennett”), entered into a Surplus Note Purchase Agreement (the “Purchase Agreement”) and a Pledge and Security Agreement (the “Security Agreement”), both with an effective date of August 1, 2005.

                The Purchase Agreement provides for the sale by ALIC to Kennett of two 5.06% surplus notes due July 1, 2035  (the “Surplus Notes”), dated July 1, 2005, issued by ALIC Reinsurance Company, a South Carolina domiciled reinsurance company (“ALIC Re”), in an aggregate principal amount of $100,000,000.  In exchange for the Surplus Notes, Kennett issued to ALIC a full recourse 4.86% note due July 1, 2035 (the “Kennett Note”), dated August 1, 2005, in the principal amount of $100,000,000.  In the future, additional surplus notes may be sold pursuant to the Purchase Agreement at the option of the parties.

As security for the performance of Kennett’s obligations under the Purchase Agreement and the Kennett Note, ALIC and Kennett entered into the Security Agreement pursuant to which Kennett granted ALIC a pledge of and security interest in Kennett’s right, title and interest in the Surplus Notes and their proceeds.

ALIC is a direct wholly owned subsidiary of Allstate Insurance Company, a direct wholly owned subsidiary of The Allstate Corporation (“Allcorp”).  Kennett is a direct wholly owned subsidiary of Allcorp.  ALIC Re is a direct wholly owned subsidiary of ALIC.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

By:		/s/ Mary J. McGinn
	Name:	Mary J. McGinn
	Title:	Vice President and Assistant Secretary

Dated:    August 1, 2005